UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2012

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement with Raymond James & Associates, Inc.

On June 12, 2012, Mindspeed Technologies, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Raymond James & Associates, Inc., as initial purchaser (the “Initial Purchaser”), to issue and sell an aggregate of $32.0 million in principal amount of the Company’s 6.75% Convertible Senior Notes due 2017 (the “Notes”) in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company estimates that the net proceeds from the offering will be approximately $30.1 million after deducting the discounts of the Initial Purchaser and estimated offering expenses.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which the Company will file with its Quarterly Report on Form 10-Q for the quarter ending June 29, 2012.

On June 12, 2012, the Company issued a press release with respect to the pricing of the offer and sale of the Notes. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Amendment to Loan and Security Agreement with Silicon Valley Bank

On June 12, 2012, the Company also entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank. The Amendment amends that certain Loan and Security Agreement, dated as of February 6, 2012, by and between the Company and Silicon Valley Bank (the “Loan Agreement”).

The Amendment permits the Company to issue the Notes described above in this Item 1.01. The Amendment also modifies the financial covenants contained in the Loan Agreement as originally executed. In particular, the Company will be required to comply with certain requirements relating to a liquidity ratio and minimum cash and cash equivalent levels. If the Company fails to maintain the liquidity ratio and cash and cash equivalent levels within certain targets, the Company will also be required to maintain additional covenants relating to adjusted EBITDA and a fixed charge coverage ratio. In order for these amended covenants to become effective, the Company is also required to complete the issuance of unsecured convertible senior notes that satisfy certain terms and conditions. If the issuance of the Notes described above and in the press release attached as Exhibit 99.1 is completed, the note issuance condition will have been satisfied. The Company paid customary fees to Silicon Valley Bank in connection with the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 29, 2012.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press release of Mindspeed Technologies, Inc., dated June 12, 2012, announcing pricing of convertible senior notes offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: June 12, 2012	By:	/s/ Stephen N. Ananias
Stephen N. Ananias
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Mindspeed Technologies, Inc., dated June 12, 2012, announcing pricing of convertible senior notes offering.